EXHIBIT 107

CALCULATION OF FILING FEE TABLES

FORM F-3

(Form Type)

Farmmi, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (3)(4)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.2	457(o)	(1)(2)
Fees to Be Paid	Other	Share Purchase Contracts and Share Purchase Units(6)	457(o)	(1)(2)(5)
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)(2)(6)
Fees to Be Paid	Other	Warrants	457(o)	(1)(2)(7)
Fees to Be Paid	Other	Rights	457(o)	(1)(2)(8)
Fees to Be Paid	Other	Units	457(o)	(1)(2)(9)
Fees to Be Paid	Total	Unallocated (Universal) Shelf	457(o)	(1)(2)		$100,000,000	0.0001476	$14,760.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$100,000,000		$14,760.00
	Total Fees Previously Paid							$-
	Total Fee Offsets							$1,877.79	(10)
	Net Fee Due							$12,882.21

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(1)

There are being registered hereunder such indeterminate number of (i) ordinary shares, (ii) share purchase contracts and share purchase units, (iii) debt securities, (iv) warrants, (v) rights and (iv) units, as shall have an aggregate initial offering price not to exceed $100,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, the securities offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The proposed maximum per unit and aggregate offering prices per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)

The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)

Share purchase contracts to purchase Ordinary shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts.

(6)	May include senior or subordinated debt.

(7)

Warrants may entitle the holder to purchase our ordinary shares, debt securities or any combination thereof. Warrants may be issued independently or together with ordinary shares, and the warrants may be attached to or separate from such securities.

(8)	Rights evidencing the right to purchase ordinary shares, or debt securities.

(9)	Each unit may consist of one or more of the other securities described in this prospectus in any combination.

(10)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the registration fees previously paid with respect to unsold securities, as set forth in Table 2.

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 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Farmmi, Inc.	F-3	333-254036	March 9, 2021		$1,262.29(1)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$11,570,050.21
Fee Offset Sources	Farmmi, Inc.	F-3	333-254036		March 9, 2021						$1,262.29(1)
Fee Offset Claims	Farmmi, Inc.	F-3	333-274579	September 19, 2023		$615.50(2)	Equity	Ordinary shares, par value $0.20 per share	21,052,629	$5,585,262.47
Fee Offset Sources	Farmmi, Inc.	F-3	333-274579		December 22, 2023	-					$615.50(2)

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $1,262.29, which represents the portion of the registration fee previously paid with respect to $11,570,050.21 of unsold securities (the “Unsold Unallocated Securities”) previously registered on the registration statement of the Registrant on Form F-3 (File No. 333-254036). The Registrant previously filed the registration statement that registered an aggregate of $100,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Of the $100,000,000 of securities registered on the prior registration statement, for which the Registrant paid a filing fee of $10,910.00, $11,570,050.21 of the securities remain unsold, leaving $1,262.29 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the prior registration statement).The offering of the Unsold Unallocated Securities pursuant to the prior registration statement associated with the claimed fee offset pursuant to Rule 457(p) have been terminated.

(2)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $615.50, which represents the registration fee previously paid with respect to the prior resale registration statement of the Registrant on Form F-3 (File No. 333-274579), which was initially filed on September 19, 2023 and withdrawn prior to the date of effectiveness pursuant to a Form RW filed on December 22, 2023. No securities were sold with respect to the withdrawn registration statement.

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